Exhibit 99(10)

Consent of Independent Registered Public Accounting Firm

The Board of Directors of The Ohio National Life Insurance Company:

We consent to use of our reports for Ohio National Variable Account B dated April 8, 2015, and for The Ohio National Life Insurance Company and subsidiaries dated April 23, 2015, included herein and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information in post-effective amendment no. 36 to File No. 33-62284 on Form N-4.

/s/ KPMG LLP

Columbus, Ohio

April 24, 2015